Exhibit 99.1

JOANN ANNOUNCES FIRST QUARTER FISCAL 2023 RESULTS

•
The company continues to navigate challenged supply chains and inflationary environment
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First quarter sales totaled $498 million for a total comparable sales decline of 12.9% (following a 15.0% increase in the first quarter last year)
•
First quarter gross margin of 48.3% was impacted by 580 bps of excess import supply chain costs. Gross margin for the quarter improved by 140 bps on an adjusted basis

HUDSON, OH (June 2, 2022) — JOANN Inc. (NASDAQ: JOAN) (“JOANN”), the nation’s category leader in sewing and one of the fastest growing competitors in the arts and crafts category, today reported results for its first quarter ending April 30, 2022.

“Against a difficult operating environment for the retail industry during the latest quarter, our merchandising and store level execution was extremely resilient,” noted JOANN’s President and Chief Executive Officer Wade Miquelon. “Despite unprecedented supply chain disruptions and high levels of inflation, our product assortments and service standards remain very strong as evidenced by our continuously improving Net Promoter Scores. The impact of excess ocean freight costs was significant in the quarter, but as expected, costs have moderated on a sequential basis as compared to the previous quarter. While we know that supply chains will continue to be challenged, we have added carrier capacity and operating flexibility to better manage through those challenges and ensure we deliver exciting product assortments to our customers at the best possible cost. We also acknowledge that we are in a difficult environment for consumer discretionary categories. While we have seen strength in our event-based categories, that has not offset weakness in our higher ticket technology assortments. JOANN has effectively navigated tough economic cycles over our over 75-year history, and we remain confident in our ability to similarly overcome the current set of macro challenges to emerge in a position of strength within the creative products industry.”

First Quarter Highlights:

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Net sales declined by 13.3% compared to the same period last year to $498.0 million, with total comparable sales decreasing 12.9% (against a total comparable sales increase of 15.0% last year).
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Gross profit of $240.7 million on a GAAP basis decreased by 20% compared to the first quarter of last year. After adjusting for $28.9 million of excess ocean freight and related supply chain costs, adjusted gross profit of $269.6 million declined by 11% compared to the same quarter last year.
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Gross margin was 48.3% on a GAAP basis, a decrease of 440 basis points compared to the first quarter last year. After adjusting for excess supply chain costs, gross margin of 54.1% improved by 140 basis points compared to the first quarter last year.
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Selling, general and administrative expenses increased by 3.7% compared to the first quarter of last year, driven by expenses to support an increase in store refresh projects as well as higher labor and distribution costs.
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Net loss of $35.1 million compared to net income of $15.1 million in the same quarter last year.
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Adjusted EBITDA of $18.6 million compared to $57.5 million in the same quarter last year.
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Our quarterly dividend of $0.11 per share was paid to holders of JOANN common stock on April 8, 2022.

Balance Sheet Highlights:

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Adjusted EBITDA for Credit Agreement reporting was $214.3 million on a trailing 12-month basis, resulting in net debt to Adjusted EBITDA leverage of 4.4x for Credit Agreement reporting.
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Long-term debt, net was $931.0 million as of April 30, 2022 with cash and cash equivalents of $22.3 million.

Webcast and Conference Call Information:

JOANN management will host a conference call and webcast to discuss the results today, Thursday, June 2, 2022 at 5:00 p.m. ET. The number to call for the live interactive teleconference is 1 (833) 398-1023 and the passcode is 3551339. The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on June 2, 2022, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

Table 1.

JOANN Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

	Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
	(In millions except per share data)
Net sales	$498.0	$574.4
Cost of sales	257.3	271.7
Gross profit	240.7	302.7

Selling, general and administrative expenses	259.1	249.9
Depreciation and amortization	20.1	20.4
Operating profit (loss)	(38.5)	32.4
Interest expense, net	11.2	13.2
Debt related (gain)	—	(0.1)
Step acquisition write-off	1.0	—
Income (loss) before income taxes	(50.7)	19.3
Income tax provision (benefit)	(15.6)	4.2
Net income (loss)	$(35.1)	$15.1

Earnings (loss) per common share:
Basic	$(0.86)	$0.39
Diluted	$(0.86)	$0.38
Weighted-average common shares outstanding:
Basic	40.6	38.4
Diluted	40.6	39.7

Table 2.

JOANN Inc.

Consolidated Balance Sheets

(Unaudited)

	April 30, 2022	May 1, 2021
	(In millions)
Assets
Current assets:
Cash and cash equivalents	$22.3	$22.7
Inventories	674.5	539.3
Prepaid expenses and other current assets	58.2	66.6
Total current assets	755.0	628.6

Property, equipment and leasehold improvements, net	263.1	282.0
Operating lease assets	803.2	828.2
Goodwill, net	162.0	162.0
Intangible assets, net	373.6	375.5
Other assets	35.4	25.2
Total assets	$2,392.3	$2,301.5

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$194.0	$205.1
Accrued expenses	127.4	127.1
Current portion of operating lease liabilities	169.5	180.4
Current portion of long-term debt	6.8	—
Total current liabilities	497.7	512.6

Long-term debt, net	931.0	760.4
Long-term operating lease liabilities	725.5	755.2
Long-term deferred income taxes	88.8	86.9
Other long-term liabilities	34.3	51.2

Shareholders’ equity:
Common stock, stated value $0.01 per share	0.4	0.4
Additional paid-in capital	203.7	202.2
Retained (deficit)	(64.5)	(53.9)
Accumulated other comprehensive income (loss)	5.3	(0.2)
Treasury stock at cost	(29.9)	(13.3)
Total shareholders’ equity	115.0	135.2
Total liabilities and shareholders’ equity	$2,392.3	$2,301.5

Table 3.

JOANN Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
	(In millions)
Net cash provided by (used for) operating activities:
Net income (loss)	$(35.1)	$15.1
Adjustments to reconcile net income (loss) to net cash (used for) operating activities:
Non-cash operating lease expense	41.4	39.3
Depreciation and amortization	20.1	20.4
Deferred income taxes	(0.1)	(0.4)
Stock-based compensation expense	1.0	0.6
Amortization of deferred financing costs and original issue discount	0.5	0.8
Debt related (gain)	—	(0.1)
Step acquisition write-off	1.0	—
Changes in operating assets and liabilities:
Decrease (increase) in inventories	(15.9)	16.6
Decrease (increase) in prepaid expenses and other current assets	(18.9)	6.1
(Decrease) in accounts payable	(59.8)	(45.0)
(Decrease) in accrued expenses	(16.3)	(47.5)
(Decrease) in operating lease liabilities	(38.5)	(48.5)
(Decrease) in other long-term liabilities	(3.7)	(1.5)
Other, net	2.1	0.6
Net cash (used for) operating activities	(122.2)	(43.5)
Net cash (used for) investing activities:
Capital expenditures	(19.3)	(10.5)
Acquisitions	(4.3)	—
Other investing activities	—	(0.2)
Net cash (used for) investing activities	(23.6)	(10.7)
Net cash provided by (used for) financing activities:
Term loan payments	(3.4)	(70.9)
Borrowings on revolving credit facility	221.7	147.6
Payments on revolving credit facility	(66.2)	(102.1)
Purchase and retirement of debt	—	(0.9)
Principal payments on finance lease obligations	(2.3)	(1.2)
Issuance of common stock, net of underwriting commissions and offering costs	—	77.0
Proceeds from exercise of stock options	0.4	—
Payments of taxes related to the net issuance of team member stock awards	(0.1)	—
Dividends paid	(4.5)	—
Net cash provided by financing activities	145.6	49.5
Net (decrease) in cash and cash equivalents	(0.2)	(4.7)
Cash and cash equivalents at beginning of period	22.5	27.4
Cash and cash equivalents at end of period	$22.3	$22.7
Cash paid during the period for:
Interest	$10.4	$12.8
Income taxes, net of refunds	(0.4)	(0.3)

Table 4.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
	(In millions)
Net income (loss)	$(35.1)	$15.1
Income tax provision (benefit)	(15.6)	4.2
Interest expense, net	11.2	13.2
Depreciation and amortization (1)	20.6	20.6
Debt related (gain) (2)	—	(0.1)
Step acquisition write-off (3)	1.0	—
Strategic initiatives (4)	2.1	0.3
Excess import freight costs (5)	28.9	—
Other COVID-19 costs (6)	—	1.3
Technology development expense (7)	2.1	1.8
Stock-based compensation expense	1.0	0.6
Sponsor management fee (8)	—	0.4
Other (9)	2.4	0.1
Adjusted EBITDA	$18.6	$57.5

(1)
“Depreciation and amortization” represents depreciation, amortization of intangible assets and amortization of content costs.
(2)
“Debt related (gain)” represents losses and gains associated with debt repurchases below par and the write off of unamortized fees and original issue discount associated with debt refinancings.
(3)
"Step acquisition write-off" represents a loss of $1.0 million as a result of a decrease in the value of our previously held equity investment in WeaveUp, Inc. to its fair value using step acquisition accounting.
(4)
“Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives.
(5)
As discussed in greater detail below, "Excess import freight costs" represents excess inbound freight costs (compared to our standard costs based on recently negotiated carrier rates) due to increasing freight rates, in particular the significant transitory impact of constrained ocean freight capacity and incremental domestic transportation costs incurred due to unprecedented congestion in U.S. ports arising from surging market demand for shipping capacity as economies begin to recover from the COVID-19 pandemic.
(6)
“Other COVID-19 costs” represents costs incurred for store location cleaning supplies and deep clean services.
(7)
“Technology development expense” represents one-time IT project management and implementation expenses, such as temporary labor costs, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use.
(8)
“Sponsor management fee” represents management fees paid to our sponsor, Leonard Green & Partners, L.P. ("LGP") (or advisory affiliates thereof), in accordance with our management services agreement. The management fee was discontinued upon the completion of our initial public offering in March 2021, as LGP no longer provides managerial services to us in any form.
(9)
“Other” represents the one-time impact of severance, certain legal matters, executive leadership transition and business transition activities.

Table 5.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(Unaudited)

	Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
	(In millions except per share data)
Net income (loss)	$(35.1)	$15.1
Debt related (gain)	—	(0.1)
Step acquisition write-off	1.0	—
Strategic initiatives	2.1	0.3
Excess import freight costs	28.9	—
Other COVID-19 costs	—	1.3
Technology development expense	2.1	1.8
Stock-based compensation expense	1.0	0.6
Sponsor management fee	—	0.4
Other	2.4	0.1
Tax impact of adjustments (10)	(11.5)	(1.1)
Adjusted net income (loss)	$(9.1)	$18.4

Diluted earnings (loss) per share	$(0.86)	$0.38
Adjusted diluted earnings (loss) per share	$(0.22)	$0.46

Weighted-average shares outstanding - basic	40.6	38.4
Weighted-average shares outstanding - diluted	40.6	39.7

(10)
“Tax impact of adjustments” represents the tax effect of the total adjustments based on our forecasted effective tax rate, before discrete adjustments, for fiscal 2023 and fiscal 2022.

Table 6.

JOANN Inc.

Reconciliation of Gross Profit to Adjusted Gross Profit

(Unaudited)

	Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
	(In millions)
Net sales	$498.0	$574.4
Cost of sales	257.3	271.7
Gross profit	240.7	302.7
Excess import freight costs	28.9	—
Adjusted gross profit	$269.6	$302.7

Adjusted gross margin	54.1%	52.7%

Table 7.

JOANN Inc.

Reconciliation of Net Cash Used for Operating Activities to Credit Facility Adjusted EBITDA

(Unaudited)

(In millions)	Four Quarters Ended April 30, 2022
Net cash used for operating activities	$(102.3)
Non-cash operating lease expense	(164.7)
Depreciation and amortization excluding content cost amortization	(79.8)
Deferred income taxes	0.1
Stock-based compensation expense	(2.9)
Amortization of deferred financing costs and original issue discount	(2.2)
Debt related loss	(3.4)
Gain on sale leaseback	24.5
Step acquisition write-off	(1.0)
Loss on disposal and impairment of other fixed assets	(0.9)
Change in operating assets and liabilities	339.1
Net income	$6.5
Income tax benefit	(6.8)
Interest expense, net	49.2
Depreciation and amortization	80.8
Debt related loss	3.4
Gain on sale leaseback	(24.5)
Step acquisition write-off	1.0
Strategic initiatives	5.5
Excess import freight costs	75.5
Other COVID-19 costs	0.2
Technology development expense	9.3
Stock-based compensation expense	2.9
Loss on disposal and impairment of fixed and operating lease assets	1.1
Other	(0.5)
Adjusted EBITDA	$203.6
Pre-opening and closing costs excluding loss on disposal of fixed assets	10.7
Credit Facility Adjusted EBITDA	$214.3

Non-GAAP Financial Measures

Adjusted EBITDA

JOANN presents Adjusted EBITDA, which is not a recognized financial measure under accounting principles generally accepted in the United States of America (“GAAP”), because it believes it assists investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes Adjusted EBITDA is helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. JOANN also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; supplementing GAAP measures of performance in the evaluation of the effectiveness of its business strategies; making budgeting decisions; comparing its performance against that of other peer companies using similar measures; and because its credit facilities use measures similar to Adjusted EBITDA to measure its compliance with certain covenants.

JOANN defines Adjusted EBITDA as net income (loss) plus income tax provision (benefit), interest expense, net and depreciation and amortization, as further adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including debt related gains and losses, step acquisition write-offs, costs related to strategic initiatives, COVID-19 costs, technology development expenses, stock-based compensation expense, sponsor management fees and other one-time costs. Its adjustments for COVID-19 related costs include, as a separate line item, excess import freight costs. The excess import freight costs are directly attributable to surging market demand for shipping capacity as economies begin to recover from the COVID-19 pandemic, as well as actions taken by government and industry leaders designed to protect against further spread of the virus, which have disrupted the efficient operation of domestic and international supply chains. These COVID-19 related conditions have produced an imbalance of ocean freight capacity and related demand, as well as port congestion and other supply chain disruptions that are adding significant cost to JOANN’s procurement of imported merchandise. JOANN believes that these excess import freight costs include significantly higher rates paid per container to ocean carriers, as well as fees paid due to congested ports that JOANN does not normally incur. In a normative operating environment, JOANN would procure 70% to 80% of its needs for ocean freight under negotiated contract rates, with the balance procured in a brokered market, typically at no more than a 10% - 15% premium to its contract rates. Accordingly, JOANN established a standard cost (“standard cost”) assuming those contract capacities, established rates and typical premium in the brokered market for peak volume needs not covered under its contracts. Negotiation of its current contact rates were finalized in May 2021, and JOANN is currently in annual negotiations with numerous ocean carriers on updated rates. In the current COVID-19 impacted operating environment, JOANN’s contracted capacity has consistently not been met by its carriers, and rates paid on the open market have escalated to up to an average of nearly 200% above its contract rates and in some cases over 300% greater. The amount of excess import freight costs included as an adjustment to arrive at Adjusted EBITDA is calculated by subtracting, from its actual import freight costs, its standard cost for the applicable period. JOANN is identifying these COVID-19 related excess import freight costs as a separate line item in the table above due to their magnitude and to distinguish them from other COVID-19 related costs JOANN has previously excluded in calculating Adjusted EBITDA.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of JOANN’s results as reported under GAAP. Some of these limitations include:

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Adjusted EBITDA does not reflect JOANN's cash expenditures or future requirements for capital expenditures or contractual commitments;
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Adjusted EBITDA does not reflect changes in JOANN's cash requirements for its working capital needs;
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Adjusted EBITDA does not reflect the interest expense and the cash requirements necessary to service interest and principal payments on JOANN's debt;
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Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated and amortized;
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Adjusted EBITDA does not reflect non-cash compensation, which is a key element of JOANN’s overall long-term incentive compensation;
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Adjusted EBITDA does not reflect the impact of certain cash charges or cash receipts resulting from matters JOANN does not find indicative of its ongoing operations; and
•
other companies in JOANN’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

JOANN compensates for these limitations by relying primarily on JOANN’s GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

JOANN presents adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized financial measures under GAAP, because it believes these additional key measures assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that adjusted net income (loss) and adjusted diluted earnings (loss) per share are helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. JOANN also uses adjusted net income (loss) and adjusted diluted earnings (loss) per share to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; and to compare its performance against that of other peer companies using similar measures.

JOANN defines adjusted net income (loss) as net income (loss) adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including debt related gains and losses, step acquisition write-offs, costs related to strategic initiatives, COVID-19 costs, technology development expenses, stock-based compensation expense, sponsor management fees and other one-time costs. The adjustments are itemized in the table above. Adjusted diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted-average number of common shares outstanding assuming dilution in periods in which there is an adjusted net income.

Adjusted Gross Profit and Adjusted Gross Margin

JOANN presents adjusted gross profit and adjusted gross margin, which are not recognized financial measures under GAAP, because it believes they assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance.

JOANN defines adjusted gross profit as gross profit excluding excess import freight costs and adjusted gross margin as adjusted gross profit divided by net sales.

Credit Facility Adjusted EBITDA

JOANN presents Credit Facility Adjusted EBITDA because it is a measure that is calculated in accordance with JOANN’s asset-based revolving credit facility agreement, as amended, and senior secured term loan facility (collectively “Credit Facilities”) and used to determine compliance with certain ratios in the Credit Facilities, tested each quarter on the basis of the preceding four quarters. Accordingly, management believes that Credit Facility Adjusted EBITDA is material to an investor’s understanding of JOANN’s financial condition and liquidity.

JOANN defines Credit Facility Adjusted EBITDA as Adjusted EBITDA (as defined above) plus pre-opening and closing costs excluding loss on disposal of fixed assets, which is calculated consistently with the calculation of Adjusted EBITDA under the Credit Facilities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. JOANN intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof or other variations thereon or comparable terminology. Many factors could affect JOANN’s actual financial results and cause them to vary materially from the expectations contained in forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: inflationary pressures and their impact on JOANN’s ability to control costs and on its customers level of discretionary income to spend on Creative Products; JOANN’s ability to anticipate and effectively respond to disruptions or inefficiencies in its distribution network, e-commerce fulfillment function and transportation system, including availability and cost of import and domestic freight; the effects of potential changes to U.S. trade regulations and policies, including tariffs, on JOANN’s business; developments involving JOANN’s competitors and its industry; potential future impacts of the COVID-19 pandemic, including effects on supply chain costs and capacity; JOANN’s ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on its relationship with its customers, the demand for JOANN’s products and its market share; JOANN’s expectations regarding the seasonality of its business; JOANN’s ability to manage the distinct risks facing its e-commerce business and maintain a relevant omni-channel experience for its customers; JOANN’s ability to maintain or negotiate favorable lease terms for its store locations; JOANN’s ability to execute on its growth strategy to renovate and improve the performance of its existing store locations; JOANN’s ability to attract and retain a qualified management team and other team members while controlling its labor costs; the impact of JOANN’s debt and lease obligations on its ability to raise additional capital to fund its operations and maintain flexibility in operating its business; JOANN’s reliance on and relationships with third party service providers; JOANN’s reliance on and relationships with foreign suppliers and their ability to supply it with adequate, timely and cost-effective product for resale; JOANN’s ability, and its third party service providers’ ability, to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to JOANN’s information systems, including its websites and mobile applications; JOANN’s ability to respond to risks associated with existing and future payment options; JOANN’s ability to maintain and enhance a strong brand image; JOANN’s ability to maintain adequate insurance coverage; JOANN’s status as a “controlled company” and control of JOANN as a public company by affiliates of Leonard Green & Partners, L.P.; the impact of evolving governmental laws and regulations and the outcomes of legal proceedings; and the amount and timing of repurchases of JOANN’s common stock, if any.

The preceding list is not intended to be an exhaustive list of all of JOANN’s forward-looking statements. JOANN has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While JOANN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond JOANN’s control. Furthermore, the potential impact of the COVID-19 pandemic on JOANN’s business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect JOANN’s forward-looking statements. Given these risks and uncertainties, Readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this document are not guarantees of future performance and JOANN’s actual results of operations, financial condition and liquidity and the development of the industry in which it operates may differ materially from the forward-looking statements included elsewhere in this document. In addition, even if JOANN’s results of operations, financial condition and liquidity and events in the industry in which it operates are consistent with the forward-looking statements included elsewhere in this document, they may not be predictive of results or developments in future periods. Any forward-looking statement that JOANN makes in this document speaks only as of the date of such statement. Except as required by law, JOANN does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise after the date of this document.

About JOANN

For more than 75 years, JOANN has inspired creativity in the hearts, hands, and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 846 store locations across 49 states and robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance and inspiration needed to achieve any project or passion.

Investor Relations Contact:

Ajay Jain

ajay.jain@joann.com

330-463-8585

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887